EXHIBIT 10.3
Post-Closing Lock-Up Agreement

Vicon Industries, Inc.
131 Heartland Blvd.
Edgewood, New York 11717

Ladies and Gentlemen:
This Post-Closing Lock-Up Agreement (this “Agreement”) is being delivered pursuant to that certain Agreement and Plan of Merger and Reorganization (as amended from time to time, the “Merger Agreement”), dated as of March 28, 2014, by and among Vicon Industries, Inc., a New York corporation (“Vicon”), VI Merger Sub, Inc., a California corporation and a direct, wholly owned subsidiary of Vicon (“Merger Sub”), and IQinVision, Inc., a California corporation (“IQinVision”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. Pursuant to the terms of this Agreement, the undersigned (“Shareholder”) is agreeing that (i) all shares of Vicon Common Stock issued to Shareholder as Merger Consideration in connection with the Merger, and/or (ii) all shares of Vicon Common Stock held by the Shareholder as of the Closing Date; in each case, including any shares issued in connection with any stock split, stock dividend, recapitalization, reorganization, or the like (collectively, the “Lock-Up Shares”), shall be subject to the restrictions and obligations as set forth in this Agreement.
As a material inducement to Vicon’s willingness to enter into the Merger Agreement and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, without the prior written consent of Vicon, the undersigned will not, directly or indirectly, or publicly announce an intention to, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Lock-Up Shares or enter into any Hedging Transaction (as defined below) relating to the Lock-Up Shares (each of the foregoing referred to as a “Disposition”) for a period from the Effective Time until the six-month anniversary of the Closing Date (the “Lapse Date”).
The foregoing restrictions are expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares.
Notwithstanding the foregoing, the undersigned may transfer any or all of the Lock-Up Shares (i) by gift or to any member of the immediate family of the undersigned or to any trust or partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (including by will or intestate succession), provided that any such transfer shall not involve a disposition for value, (ii) to any limited partners, members or shareholders of the undersigned, (iii) in transactions relating to shares of Vicon Common Stock acquired in open market transactions or pursuant to employee benefit plans or incentive compensation plans after the execution of this Agreement; and (iv) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Vicon Common Stock involving a change of control of Vicon; provided, however, that in any such case it shall be a condition to the transfer pursuant to clauses (i) and (ii) above, that (1) the transferee executes an agreement stating that the transferee is receiving and holding the Lock-Up Shares subject to the provisions of this Agreement and there shall be no further transfer of such Lock-Up Shares except in accordance with this Agreement, (2) any such transfers are not required to be reported with the SEC on Form 4 pursuant to Section 16 of the Exchange Act, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the Lapse Date).
Without limiting the restrictions or obligations herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws.
The undersigned agrees that Vicon may place an appropriate restrictive legend on the stock certificates representing the Lock-Up Shares issued to the undersigned to indicate that such shares are subject to the terms of this Agreement. Vicon agrees that it will (or will instruct the transfer agent for Vicon to) promptly remove such restrictive legend upon the termination of this Agreement. The undersigned agrees that Vicon may, and the undersigned will, with respect to any Lock-Up Shares, cause the transfer agent for Vicon to note stop transfer instructions with respect to the Lock-Up Shares on the transfer books and records of Vicon.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Neither the execution and delivery of this Agreement by the Shareholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by the Shareholder under any mortgage, bond, indenture, agreement, instrument or obligation to which the Shareholder is a party or by which it or any of the Lock-Up Shares are bound, (ii) violate any applicable Law to which the Shareholder, or any of the Lock-Up Shares, may be subject, or (iii) result in the imposition or creation of any Lien upon or with respect to any of the Lock-Up Shares; except, in each case, for conflicts, violations, defaults or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by such Shareholder of its obligations hereunder.
If Shareholder is married and is resident in a state that has community property laws or similar laws relating to marital property, he or she shall cause his or her spouse to execute and deliver to Vicon a Spousal Consent in the form of that attached hereto, and should Shareholder hereafter become married, Shareholder shall promptly cause his or her spouse to execute and deliver to the Company a Spousal Consent in such form.
This Agreement shall terminate immediately and be of no further force or effect upon the earliest to occur of:
(a) immediately prior to the consummation of (i) any acquisition or purchase from Vicon by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act (“Group”)) of a 50% or more interest in the total outstanding voting securities of Vicon (other than as a result of the Merger), (ii) any merger, consolidation, business combination, share exchange or similar transaction involving Vicon pursuant to which the stockholders of Vicon immediately preceding such transaction will hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction (or Vicon entity of such surviving or resulting entity) (other than as a result of the Merger), or (iii) any sale, lease, exchange, transfer, exclusive license or disposition of assets (including capital stock or other ownership interests in subsidiaries) representing 50% or more of the aggregate fair market value of the consolidated assets of Vicon and its subsidiaries taken as a whole;
(b) immediately following the launch of any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning securities representing 50% or more of the total outstanding voting power of Vicon; or
(c) (i) the filing of a petition by or against Vicon under any chapter of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors, (ii) appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of Vicon, or (iii) the making of a general assignment for the benefit of creditors by Vicon;
(d) the Lapse Date;
(e) if the undersigned is a director of Vicon or IQinVision as of the date hereof, and is not appointed to serve, or does not continue to serve (as applicable), as a director of Vicon following the Effective Time pursuant to Section 8.13 of the Merger Agreement, the Effective Time; or
(f) if the undersigned serves (or continues to serve) as a director of Vicon following the Effective Time pursuant to Section 8.13 of the Merger Agreement, the date the undersigned ceases to be a director of Vicon.
This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

Dated: March 28, 2014	_____________________________ Shareholder Signature _____________________________ Shareholder Name
___________________________ Title of Signatory (if applicable)

Acknowledged and Agreed:

VICON INDUSTRIES, INC.

By:______________________________
Name: Title:

FORM OF SPOUSAL CONSENT

I ____________________, spouse of ____________________, have read and approve the foregoing Post-Closing Lock-up Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of California or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: ________________________________________

Signature of Spouse: ____________________________
Printed Name of Spouse: _________________________